CONTRATO DE SUBARRENDAMIENTO	SUBLEASE CONTRACT
CONTRATO DE SUBARRENDAMIENTO (el
"Contrato") que se celebra con efectos a partir del

3 de diciembre de 2011 entre PALL MEXICO

MANUFACTURING, S. DE R.L. DE C.V. (en lo

sucesivo referida como la
"SUBARRENDADORA"), representada en este acto por el senor Leobardo Tenorio Malof, en su caracter de Apoderado, y PALL LIFE SCIENCES MEXICO, S. DE R.L. DE C.V. (en lo sucesivo referida como la "SUBARRENDATARIA"), representada en este acto por el senor Ruben Guilloty Arvelo en su caracter de Apoderado, de conformidad con las siguientes declaraciones y clausulas:

SUBLEASE CONTRACT (the “Contract”) entered into effective December 3, 2011 by and between PALL MEXICO MANUFACTURING, S. DE R.L. DE C.V., represented herein by Mr. Leobardo Tenorio Malof, in his capacity as Attorney-in-fact of said corporation (hereinafter referred to as the "SUBLESSOR"), and PALL LIFE SCIENCES MEXICO, S. DE R.L. DE C.V. represented herein by Mr. Ruben Guilloty Arvelo in his capacity as Attorney-in-fact of said corporation (hereinafter referred to as the "SUBLESSEE"), in accordance with the following:

DECLARACIONES:	RECITALS:
1. La SUBARRENDADORA, por conducto de su apoderado, declara que:	1. The SUBLESSOR, hereby states that:
a) Es una sociedad de responsabilidad limitada de capital variable mexicana, constituida y validamente existente de conformidad con las leyes de los Estados Unidos Mexicanos (en lo sucesivo "Mexico").	a) It is an entity duly incorporated and existing pursuant to the laws of the United Mexican States ("Mexico").

b)    Es arrendataria de los edificios industriales con

superficie total de 62,000 pies cuadrados ubicados

en Calle Colinas No, 11731, Parque Industrial El

Florido, Seccion  Colinas, Delegacion La Presa,

Tijuana, B.C., 22680 (en lo sucesivo el "Edificio"),

construidos sobre el lote 7 con superficie de

11,092.22 metros cuadrados, ubicado en la manzana

930 de dicho Parque Industrial El Florido, Seccion

Colinas.

b) It is the tenant of the industrial facilities with a surface area of 62,000 square feet located at Calle Colinas No. 11731, Parque Industrial El Florido, Seccion Colinas, Delegacion La Presa, Tijuana, B.C., 22680 (the "Building"), built on lot 7 with a surface area of 11,092.22 square meters, located at block 930 of such Parque Industrial El Florido, Seccion Colinas.

c)    Desea dar en subarrendamiento una porcion del

Edificio con superficie de 500 pies cuadrados (en lo

sucesivo referida como la      "Propiedad

Arrendada").  La Propiedad Arrendada se describe

en el plano adjunto al presente Contrato como

Anexo "A", el cual se tiene por reproducido en este

acto mediante la presente referenda, por lo que

forma parte integrante de este Contrato para todos

los efectos a que haya lugar.

c) It wishes to sublease a portion of the Building with an area of 500 square feet (hereinafter the "Leased Property"). The Leased Property is described in the plot plan attached hereto as Exhibit "A", which is hereby incorporated by reference and becomes a part hereof.

d) Desea dar en subarrendamiento la	d) It desires to sublease the Leased Property

Propiedad Arrendada a la SUBARRENDATARIA, conforme a los terminos y condiciones de este Contrato.	to the SUBLESSEE, under the terms and conditions hereinafter set forth.

II.- La SUBARRENDATARIA, por conducto de su apoderado declara que:	II.- SUBLESSEE, through its legal representative states:
a) Es una sociedad de responsabilidad limitada de capital variable mexicana, constituida y validamente existente de conformidad con las leyes de Mexico.	a) It is an entity duly incorporated and existing pursuant to the laws of Mexico.
b) Desea recibir en subarrendamiento la Propiedad Arrendada, conforme a los terminos y condiciones de este Contrato.	b) That its principal desires to sublease the Leased Property, subject to the terms and conditions contained herein.
c) Su representante cuenta con facultades suficientes para celebrar este Contrato, las cuales no le han sido limitadas ni revocadas en forma alguna.	c) That its attorney-in-fact has all the authorities required to enter into this Contract, which authorities have not been limited nor revoked in any manner whatsoever.
III.- LAS PARTES, POR CONDUCTO DE SUS RESPECTIVOS APODERADOS, DECLARAN QUE:	III.- THE PARTIES, THROUGH THEIR LEGAL REPRESENTATIVES, STATE:
a) En la celebracion del presente Contrato no ha existido error, mala fe, dolo o vicio del consentimiento alguno entre ellas.	a) That in the execution of this Contract there has been no error, bad faith nor duress amongst them.
b) En consideracion de las anteriores declaraciones, las partes se obligan de conformidad con las siguientes:	b) In consideration of the above recitals, the parties agree on the following:
CLAUSULAS:	CLAUSES
PRIMERA. SUBARRENDAMIENTO DE LA PROPIEDAD ARRENDADA	FIRST. SUBLEASE OF THE LEASED PROPERTY

La SUBARRENDADORA en este acto entrega en subarrendamiento a la SUBARRENDATARIA y la SUBARRENDATARIA en este acto recibe en subarrendamiento de parte de la SUBARRENDADORA, la Propiedad Arrendada, con todo lo que le corresponde.

SUBLESSOR hereby subleases to SUBLESSEE and SUBLESSEE hereby subleases from SUBLESSOR, the Leased Property, together with all easements and rights of way appurtenant thereto.
La SUBARRENDATARIA recibe la Propiedad Arrendada a satisfaccion tal y como la misma se encuentra.	SUBLESSEE hereby receives the Leased Property "as is" to its satisfaction.
SEGUNDA. TITULARIDAD DE LA PROPIEDAD ARRENDADA	SECOND. OWNERSHIP OF THE LEASED PROPERTY
La SUBARRENDADORA cuenta con la plena posesion de la Propiedad Arrendada. y garantiza que la SUBARRENDATARIA tendra el uso y goce pacifico de la Propiedad Arrendada durante el plazo de este Contrato.
The SUBLESSOR has the right of exclusive use and possession of the Leased Property, and it guarantees that the SUBLESSEE will have the quiet enjoyment of the Leased Property during all the term of this Contract.

TERCERA. PLAZO Y ENTREGA DE LA PROPIEDAD ARRENDADA	THIRD. TERM AND DELIVERY OF THE LEASED PROPERTY
A. Plazo. El plazo inicial de este Contrato es de l (un) ano contado a partir de la fecha de su firma (el "Plazo"), el cual podra ser prorrogado conforme a lo previsto en la seccion B de esta Clausula.

A. Term. The initial term of this Contract is for a period of 1 (one) year as of the date of execution hereof, unless it is extended pursuant to the provisions of paragraph B. of this clause (the “Term”).

B. Prorroga del Plazo. La SUBARRENDATARIA podra prorrogar el Plazo de este Contrato por 3 (tres) periodos adicionales de un ano cada, los cuales seran prorrogados automaticamente.	B. Extension to the Lease Term. The SUBLESSEE may extend the Term for 3 (three) additional terms of one year each, which will be extended automatically..
C. Entrega de la Propiedad Arrendada. La SUBARRENDADORA entrega la Propiedad Arrendada a la SUBARRENDATARIA en la fecha de firma de este Contrato.	C. Delivery. SUBLESSOR hereby delivers the Leased Property to SUBLESSEE on the date of execution of this Contract.
CUARTA.- USO DE LA PROPIEDAD ARRENDADA	FOURTH.- USE OF THE LEASED PROPERTY
La   SUBARRENDATARIA usara la Propiedad Arrendada unicamente para actividades de industria ligera y almacenaje de productos. Bajo ninguna circunstancia podra la SUBARRENDATARIA usar la Propiedad Arrendada para operaciones de industria quimica o pesada, ni para actividades que violen las leyes, regiamentos y normas municipals, estatales o federales.

The SUBLESSEE shall use the Leased Property only for light industrial operations and storage of products. Under no conditions whatsoever will the SUBLESSEE be permitted to use the Leased Property for chemical and heavy industrial operations, nor activities which are in violation of any applicable municipal, state and federal laws, regulations or ordinances.

La SUBARRENDATARIA se obliga a cumplir con el Reglamento Interior del PARQUE INDUSTRIAL EL FLORIDO, en vigor, el cual manifiesta conocer en todos sus terminos, asi como con las posibles modificaciones que pudiera sufrir en el futuro.
SUBLESSEE agrees to comply with the Internal Rules of Parque Industrial El Florido, and the possible future modifications, avowing to know and understand said rules in all their terms.

QUINTA. RENTA Y DEPOSITO	FIFTH. RENT AND DEPOSIT
A. Renta. Durante el Plazo inicial de este Contrato,

la SUBARRENDATARIA pagara como Renta por

la Propiedad Arrendada. la cantidad de US$0.50

(cincuenta centavos 25/100 Dolares) moneda de los

Estados Unidos de America ("Dolares"), por pie

cuadrado del Edificio, por ano; es decir, la cantidad

de US$3,000.00 Dolares (tres mil 00/100 Dolares)

por ano. El monto anterior incluye mantenimiento.

servicios publicos, seguro e impuesto predial.

A. Rent. For the initial Term of this Contract, the

SUBLESSEE shall pay as Rent for the Leased

Property, US$ US$0.50    (fifty cents 50/100

Dollars) currency, of the United States of America,

per square foot of the Building per year, (that is the

total amount of US$3,000.00 Dollars (three

thousand 00/100 Dollars) per year. The previous

amount includes maintenance, utilities, insurance

and land tax.

B. Pago.   El pago de la Renta anual mas el

Impuesto al Valor Agregado ("IVA")

correspondiente, sera pagada por la

SUBARRENDATARIA a la

SUBARRENDADORA en una   sola exhibicion

dentro de los primeros siete (7) dias naturales del

mes de enero de  cada ano, sin necesidad de

notificacion o solicitud de cobro alguna. Una vez

que la SUBARRENDADORA reciba el pago anual

de Renta. la SUBARRENDADORA entregara la

factura correspondiente a la

SUBARRENDATARIA. la cual cumplira con los

requisitos fiscales aplicables. El pago anual de la

Renta   sera entregado en el   domicilio de la

SUBARRENDADORA. como se establece en este

Contrato, o en cualquier otro lugar que la

SUBARRENDADORA notifique por escrito a la

SUBARRENDATARIA con al menos 10 (diez)

dias de anticipacion.

B. Payment.    An    annual Rent plus the

corresponding Value Added Tax ("VAT") shall be

paid by SUBLESSEE to SUBLESSOR in one

payment within the first seven (7) calendar days of

each January, without notice or demand being

required. Once SUBLESSOR receives the annual

payment of the Rent, SUBLESSOR will deliver

the corresponding official invoice to the

SUBLESSEE, in compliance with Mexican tax

requirements. The annual payment of the Rent

will be paid at   SUBLESSOR'S domicile,   as

provided hereof or to whatever place the

SUBLESSOR notifies in writing SUBLESSEE at

least 10 (ten.) days in advance.

Las partes acuerdan que el primer pago anual de la Renta debera pagarlo la SUBARRENDATARIA dentro de los diez (10) dias naturales siguientes a que la SUBARRENDADORA le notifique a la SUBARRENDATARIA que cuenta con cuenta bancaria y con comprobantes fiscales.

The parties hereby agree that the first annual paymem of the Rent shall be paid by SUBLESSOR within ten (10) calendar days after it receives notice from the SUBLESOR that SUBLESOR has open a bank account and that it has the corresponding official Mexican tax receipts.

C. Pago en mora.   Si la

SUBARRENDATARIA no paga la amortizacion

mensual de la Renta en tiempo. la

SUBARRENDATARIA pagara a la

SUBARRENDADORA, un interes moratorio

mensual equivalente al dos por ciento (2%) de la

cantidad total no pagada en tiempo, hasta que la

misma sea totalmente pagada.

C. Late Payment. If SUBLESSEE does not pay the monthly installments of Rent when due, the SUBLESSEE, shall pay SUBLESSOR, as contractual penalty, a monthly interest equivalent to two percent (2%) of the total unpaid amount, until its payment in full.

D. Pago de IVA. La SUBARRENDATARIA pagara el IVA correspondiente a las amortizaciones mensuales de Renta antes senaladas.	D. Payment of VAT. The SUBLESSEE will pay the Value Added Tax ("VAT") which may be applicable to the above monthly installments of Rent.

E. Incrementos de Renta. De prorrogarse el Plazo de este Contrato como se establece en Ia cláusula tercera, Ia Renta serã incrementada en un 3.5% (ties punto cinco por ciento) anual fijo.

SEXTA. MODIFICACIONES A LA PROPIEDAD ARRENDADA

La SUBARRENDATARIA no podrá efectuar modificación alguna en Ia Propiedad Arrendada sin la autorización previa y por escrito de La SUBARRENDADORA, Ia cual no será negada sin causa justificada. Todas las instalaciones y equipo sea cual fuere su naturaleza. que sea instalado en Ia Propiedad Arrendada por Ia SUBARRENDATARIA. ya sea que fuere instalado permanentemente o no, continuarã siendo propiedad de la SUBARRENDATARIA. y deherá ser removido por Ia SUBARRENDATARIA a Ia expiración del plazo o term macion de este Contrato. a menos que Ia SUBARRENDATARIA reciha confirmación por escrito de parte de Ia SUBARRENDADORA, por adelantado, en cada caso especifico. de que las mejoras o iristalaciones o cquipo en Ia Propiedad Arrendada pueden permanecer en Ia Propiedad Arrendada. La SUBARRENDATARIA deberá. a su costo. reparar todo daflo causado a Ia Propiedad Arrendada como resultado de Ia remociOn de cualquier equipo, instalaciones o mejoras. La SUBARRENDATAR1A entregará La Propiedad Arrendada a Ia SUBARRENDADORA en condiciones adecuadas de orden. presentacion y limpieza.

SEPTIMA. CESION SUBARRENI)

AMIENTO V

La SUBARRENDATARIA no podrá subarrendar La Propiedad Arrendada o ceder este Contrato. a menos que obtenga Ia autorizaciOn expresa previa y por escrito de La SUBARRENDATARIA. Ia cual no será negada sin causajustificada.

OCTAVA. ENTREGA PROPIEDAD ARRENDADA DE LA

La SUBARRENDATARIA entregará Ia Propiedad Arrendada a Ia SUBARRENDADORA el ultimo dia del Plazo de este Contrato. o en el momento de

E. Rent escalation. If the Term is extended as provided for in the third clause of this Agreement. the Rent shall increase in 3.5% (three point five per cent) annually.

SIXTH. ALTERATIONS

The SUBLESSEE may not perform any alteration at the Leased Property without the prior written authorization of SUBLESSOR. which authorization shall not be unreasonably withheld. All fixtures and/or equipment of whatsoever nature that are installed in the Leased Property by the SUBLESSEE, whether permanently affixed thereto or otherwise, will continue to be the property of the SUBLESSEE. and will be removed by SUBLESSEE at the expiration or termination of this Contract or any renewal or extension thereof, unless the SUELESSEE receives written confirmation of SUBLESSOR. in advance, in each specific case. that the improvements made on the Leased Property may remain in the Leased Property. SUBLESSEE must at its own cost and expense repair any damage to the Leased Property resulting from the removal of any equipment and/or accessories. SUBLESSEE shall deliver the Leased Property to the SUBLESSOR in adequate conditions of order. presentation and cleanliness.

SEVENTH. ASSIGNN1 AND SUBLETTING

The SUBLESSEE may not sublease the Leased Property or assign this Contract, unless it has the prior express written authorization of the SUBLESSOR. which authorization will not be unreasonably withheld.

EIGHTH. SURRENDER

SUBLESSEE will, on the last day of the Lease Term or its extensions, or upon anticipated termination, surrender and deliver the Leased la terminación anticipada del mismo, sin demora, en buenas condiciones de orden. limpieza y reparación, excepto por ci desgaste normal causado por el uso normal y el paso del tiempo. Todos los anuncios, inscripciones, señalamientos e instalaciones de naturaleza similar efectuados o instalados por el SUBARRENDATARIA serãn removidos en o antes de la entrega de la Propiedad Arrendad en los términos de esta cláusula. Todo el mobiliario, instalaciones y equipo instalados por la SUBARRENDATARIA continuarán siendo propiedad de la SUBARRENDATARIA deberán ser removidos por la SUBARRENDATARIA antes de la entrega de la Propiedad Arrendada a la
SUBARRENDADORA, y La SUBARRENDATARIA a su costo, reparará cualquier dano que pudiere resultar de la instalación o remocion de dichos bienes.

Todo bien que permanezca en la Propiedad Arrendada durante treinta (30) dias posteriores a Ia terminacion de este Contrato, sea que estuvieren instalados permanentemente en la Propiedad Arrendada o no, podrán ser considerados abandonados a eleccion de la SUBARRENDADORA, y ella podrá retenerlos en calidad de propietaria, o disponer de los mismos, segun lo considere pertinente, sin responsabilidad alguna a su cargo.

NOVENA. RETENCION DE LA

PROPIEDAD ARRENDADA

La SUBARRENDATARIA entregara en forma inmediata la Propiedad Arrendada a la SUBARRENDADORA a la terminación de este Contrato por expiración de su plazo o por cualquier otra causa.

DECIMA. DISPOSICIONES AMBIENTALES

A partir de la fecha de firma de este Contrato, la SUBARRENDATARIA cumplirá con todas las leyes, reglamentos y normas relativas al equilibrio ecologico y la protección al ambiente aplicables en relacion con el uso de la Propiedad Arrendada.

La SUBARRENDADORA declara que en su leal saber y entender, la Propiedad Arrendada se encuentra actualmente libre de contaminación.

Property into the possession and use of the SUBLESSOR without delay, in good order, conditions and repair, except for normal wear and tear due to normal use and the passage of time. All signs, inscriptions, canopies and installations of like nature made by SUBLESSEE shall be removed at or prior to the expiration of the term of this Contract. All furniture, trade fixtures and equipment installed by SUBLESSEE shall remain the property of the SUBLESSEE and shall be removed by SUBLESSEE at any time during or at the end of the term and the SUBLESSEE shall, at its own expense, repair all damages resulting from the installation or removal thereof.

Any property, being permanently affixed to the Leased Property or not, which remains in the Leased Property thirty (30) days after the termination of the Contract may, at the option of SUBLESSOR, be deemed to have been abandoned and either may be retained by SUBLESSOR as their property or be disposed of, without liability, in such manner as SUBLESSOR may see fit.

NINETH. HOLDING OVER

The SUBLESSEE shall at the termination of the Contract by lapse of time or otherwise, immediately deliver the possession of the Leased Property to SUBLESSOR.

TENTH. ENVIRONMENTAL CLAUSE

As of the date of execution hereof, the SUBLESSEE shall observe all laws and regulations regarding ecological equilibrium and environment protection applicable to the use of the Leased Property.

SUBLESSOR states that, to the best of its knowledge the Leased Property is currently free of contamination.

DECIMA PRIMERA. DERECHO DE LA SUBARRENDAIORA A LLEVAR A CABO LAS OBLIGACIONES DE LA SUBARRENDATARIA

Si la SUBARRENDATARIA incumple con alguna de sus obligaciones establecidas en este Contrato, la SUBARRENDADORA. una vez transcurridos diez (10) dias luego de haber dado aviso por escrito a la SUBARRENDATARIA respecto de dicho incumplimiento (o sin necesidad de dar aviso alguno en caso de emergencia) y sin que ello implique renuncia alguna por parte de la SUBARRENDADORA respecto de las obligaciones de la SUBARRENDATARIA pactadas en este Contrato, podrá, sin estar obligada a ello, llevar a cabo dichas obligaciones de la SUBARRENDATARIA y podra entrar a la Propiedad Arrendada para dicho fin y llevar a cabo cuantas acciones sean necesarias al efecto. Todas las cantidades que razonablemente hubiere pagado la SUBARRENDADORA en relación con costos y gastos incurridos por el cumplimiento de las obligaciones incumplidas por Ia SUBARRENDATARIA, deberán ser pagadas por la SUBARRENDATARIA a la SUBARRENDADORA dentro de los diez (10) dias siguientes a su cobro.

DECIMA SEGUNDA. DERECHO DE LA SUBARRENDATARIA A LLEVAR A CABO LAS OBLIGACIONES DE LA SUBARRENDADORA

Si la SUBARRENDADORA incumple con alguna de sus obligaciones establecidas en este Contrato, la SUBARRENDATARIA, una vez transcurridos diez (10) dias luego de haber dado aviso por escrito a la SUBARRENDADORA respecto de dicho incumplimiento (o sin necesidad de dar aviso alguno en caso de emergencia) y sin que ello implique renuncia alguna por parte de la SUBARRENDATARIA respecto de las obligaciones de la SUBARRENDADORA pactadas en este Contrato, podrá, sin estar obligada a ello, llevar a cabo dichas obligaciones de la SUBARRENDADORA y llevar a cabo cuantas acciones sean necesarias al efecto. Todas las cantidades que razonablemente hubiere pagado la SUBARRENDATAR1A en relación con costos y

ELEVENTH. SUBLESSOR’S RIGHT TO PERFORM SUBLESSEE’S COVENANTS

If SUBLESSEE fails to perform any one or more of its obligations hereunder, SUBLESSOR, after ten (10) days written notice to SUBLESSEE (or without notice in the case of an emergency) and without waiving or releasing SUBLESSEE from any obligation of SUBLESSEE contained in this Contract, may but shall be under no obligation to perform any act on SUBLESSEE’s part to be performed as provided in this Contract, and may enter upon the Leased Property for that purpose and take all such actions thereon as may be necessary to such effect. All reasonable sums paid by SUBLESSOR and all costs and expenses incurred by SUBLESSOR in connection with the performance of any such obligation of SUBLESSEE, shall be payable by SUBLESSEE to SUBLESSOR within ten (10) days after receiving notice.

TWELFTH. SUBLESSEE’S RIGHT TO PERFORM SUBLESSOR COVENANTS

If SUBLESSOR fails to perform any one or more of its obligations hereunder, SUBLESSEE, after ten (10) days written notice to SUBLESSOR (or without notice in the case of an emergency) and without waiving or releasing SUBLESSOR from any obligation of SUBLESSOR contained in this Contract, may but shall be under no obligation to perform any act on SUBLESSOR’s part to be performed as provided in this Contract, and may take all such actions thereon as may be necessary to such effect. All reasonable sums paid by SUBLESSEE and all costs and expenses incurred by SUBLESSEE in connection with the performance of any such obligation of SUBLESSOR, will be payable by SUBLESSOR to SUBLESSEE within ten (10) days after gastos incurridos por el cumplimiento de las obligaciones incumplidas SUBARRENDADORA, deberán ser pagadas por la SUBARRENDADORA a la SUBARRENDATARIA dentro de los diez (10) dias siguientes a su cobro.

DECIMA TERCERA. ACCESO A LA PROPIEDAD ARRENDADA POR PARTE DE
LA SUBARRENDAIDORA

La SUBARRENDATARIA permitirá a Ia SUBARRENDADORA y a Ia propietaria de Ia Propiedad Arrendada, y a sus respectivos representantes, el acceso a Ia Propiedad Arrendada todas las veces que sea razonablemente conveniente a fin de inspeccionarla.

DECIMA CUARTA. ANUNCIOS

La SUBARRENDATARIA podrá instalar en Ia Propiedad Arrendada los anuncios que requiera para sus operaciones, incluyendo anuncios relativos a Ia contratación de personal. Cualquier otro anuncio distinto de los mencionados anteriormente que desee instalar Ia SUBARRENDATARIA, deberá ser aprobado por escrito y con anticipación por Ia SUBARRENDADORA.

DECIMA QUINTA. NOTIFICACIONES

Siempre que sea necesario o conveniente para las partes entregar avisos o notificaciones a la otra parte conforme a lo previsto en este Contrato, dichos avisos o notificaciones, para ser vãlidos, deberan ser entregados en forma personal, o mediante correo certificado o registrado con acuse de recibo, o mediante servicio de mensajeria reconocido, dirigidos a las siguientes direcciones:

SUBARRENDADORA:
Calle Colinas No. 11731
Parque Industrial El Florido, Sección Colinas
Delegación La Presa
Tijuana, B.C. 22680

SUBARRENDATARIA:
Calle Colinas No. 11731-A
Parque Industrial El Florido, Seccion Colinas
Delegación La Presa
Tijuana, B.C. 22680

receiving notice.

THIRTHEENTH. ENTRY TO LEASED PROPERTY BY SUBLESSOR

SUBLESSEE will allow SUBLESSOR and the owner of the Leased Premises and their respective representatives to enter into the Leased Property at all reasonable times for the purpose of inspecting same.

FOURTEENTH. SIGNS

The SUBLESSEE may place on the Leased Property or attach to the exterior of the Building its signs and other signs it require for its operation including signs regarding the hiring of personnel. No other signs may be placed in or on the Leased Property without SUBLESSOR’s written consent.

FIFTENTH. NOTICES

Whenever it shall be necessary or desirable for one of the parties to serve any notice or demand upon the other pursuant to the provisions of this Contract, such notice or demand will be served personally, or by registered or certified mail, return receipt requested, or by reputable courier service addressed to:

SUBLESSOR:
Calle Colinas No. 11731
Parque Industrial El Florido, Sección Colinas
Delegación La Presa
Tijuana, B.C. 22680

SUBLESSEE:
Calle Colinas No. 11731-A
Parque Industrial El Florido, Sección Colinas
Delegacion La Presa
Tijuana, B.C. 22680

DECIMA SEXTA. SUBTITULOS

Las partes convienen que los subtitulos utilizados en este Contrato son para efectos de facilitar la referencia de sus cláusulas. por lo que no serán considerados parte del Contrato ni serán utilizados para efectos de su interpretaciOn.

DECIMA SEPTIMA. LEY APLICABLE Y JURISDICCION

Este Contrato será interpretado de conformidad con lo previsto en el Codigo Civil del Estado de Baja California y demás leyes aplicables en el Estado de Baja California. Mexico, y las partes expresamente se someten a la jurisdicción de los tribunales de Tijuana. Baja California. Mexico. renunciado a cualquier otro fuero que pudiere corresponderles.

DECIMA OCTAVA. TRADUTCCION

Las partes convienen en que el presente Contrato se firma en los idiomas ingles y espanol. Las panes convienen que la version en espafiol constituye Ia versiOn oficial acordada por las partes, Ia cual prevalecerá en todo momento.

EN TESTIMONIO DE LO ANTERIOR.
Las partes manifiestan su consentimiento con el contenido de este Contrato con efectos a partir de Ia fecha que se menciona en el encabezado del presente Contrato.

SIXTEENTH. CAPTIONS

The parties mutually agree that the headings and captions contained in this Contract are inserted for convenience of reference only and are not to be deemed part of or to be used in construing this Contract.

SEVENTHEENTH. JURISDICTION

This Contract will be interpreted in accordance with provisions of the Civil Code and laws of the State of Baja California, Mexico. and both parties hereby expressly submit to the jurisdiction of the Courts of Tijuana. State of Baja California. Mexico. and they waive any other forum that could correspond to them for any reason whatsoever.

EIGHTEENTH.TRANSLATION

SUBLESSOR and SUBLESSEE agree that this Contract is executed in the English and Spanish languages. The parties agree that the Spanish version shall prevail in all events.

IN WITNESS WHEREOF
The undersigned parties, through their duly authorized representatives, have executed this Contract effective as of the date stated in the header of this Agreement.

SUBARREN1ADORA/SIJBLESSOR
PALL MEXICO MANUFACTURING, S. DE R.L. DE C.V.

(Graphics appears hear)
Por:/By: Leabardo Tenorio-Malof

SUBARRENDATARIA/SUBLESSEE
PALL LIFE SCIENCES MEXICO, S. DE R.L. DE C.V.

(Graphics appears hear)
Por:/By: Ruben Guilloty Arvelo

ANEXO A/EXHIBIT A PLANO/PLOT PLAN